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                                                                    Exhibit 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Pre-Effective Amendment No. 1 to Form S-3/A (File no. 333-123677) of our reports dated March 10, 2004, except as to Notes 6, 23 and 33 which are as of December 6, 2004, relating to the financial statements and financial statement schedule of NRG Energy, Inc., which appear in NRG Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 26, 2005